                                                                   EXHIBIT 10.15

                         CONFIDENTIAL TREATMENT REQUEST
                         ------------------------------


     Confidential Portions Of This Agreement Which Have Been Redacted Are marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The Securities And Exchange Commission.


                             DISTRIBUTION AGREEMENT

between
                           G. Pohl Boskamp GmbH & Co.
                           Kieler Strasse 11
                           D-25551 Hohenlockstedt
                           Federal Republic of Germany
                           represented by Mrs. Marianne Boskamp, General Manager of the Company

                                              -hereinafter referred to as "POHL"

and
                           HORIZON Pharmaceutical Corporation
                           660 Hembree Parkway, Suite 106
                           Roswell, GA 30076/USA
                           represented by Dr. Mahendra Shah,
                           Chairman of the Board

                                           -hereinafter referred to as "HORIZON"


Preamble

POHL intends to appoint a new distributor for the Territory as defined in ss.3 hereinafter HORIZON is willing to become a distributor for POHL Now, therefore, the parties agree upon the following terms and conditions:

                                      ss.1
                             Object of the Agreement

1.1 POHL hereby appoints HORIZON as its distributor to promote the PRODUCTS of POHL as defined ss.2 in the Territory as defined ss.3. HORIZON shall have exclusive rights in the Territory to distribute, market and sell the PRODUCTS and other products of POHL with the same active ingredient and the same route of administration. In case that POHL wants to market other Nitroglycerin Products in the Territory POHL has to offer the Products to HORIZON. HORIZON has to give his final decision within 90 days to this offer. In case HORIZON is not interested in the distribution of these products or has not informed POHL in writing within 90 days after receipt of the offer about its interest in the distribution of the products so is POHL free to transfer the distribution rights for these products in the Territory to a third party. This is also valid provided HORIZON has stated its interest in due time but both parties have not agreed upon the terms (for instance price, minimum sales quantities) within 6 months after receipt of the offers.

1.2 HORIZON agrees to buy the PRODUCTS which are destined for distribution in the Territory only from POHL.

1.3 HORIZON shall buy and sell POHL's PRODUCTS in its own name and for its own account and acknowledges that it has no authority to act for or on behalf of POHL except as otherwise specifically set forth herein. HORIZON is not entitled to entrust third persons with any rights or claims deriving from this Agreement without prior written consent of POHL. POHL hereby agrees that HORIZON may engage under the following preconditions a third party to distribute, market and sell the PRODUCTS in Puerto Rico and Caribbean Islands. Provided HORIZON intends to appoint a third party with the distribution of the PRODUCTS in Puerto Rico or Caribbean Islands so this party should also be bound by the contents of this Distribution Agreement. HORIZON shall guarantee this commitment and provide POHL with a copy of the corresponding agreement. Upon written approval of this agreement by POHL HORIZON is authorized to entrust a third party with the distribution rights for the territories Puerto Rico and Caribbean Islands. Also in this case HORIZON is still exclusive responsible according to this Agreement and especially the breaches of duty by the third party which may give a cause for the termination of this Agreement should be imputed to HORIZON. As independent contractor, HORIZON shall incur all expenses and costs of -including without limitation - its office overhead, travel costs, telephone, telefax, sales promotion and advertising costs. POHL shall not be responsible for any portion of such expenses except as otherwise set forth herein.

1.4 POHL agrees to refer to HORIZON all inquiries from the Territory received by POHL with respect to the PRODUCTS.

                                      ss.2
                                    Products

The term "PRODUCTS" refers to all finished products listed on SUPPLEMENT I which shall include samples ("The PRODUCTS") presently manufactured and sold by POHL. SUPPLEMENT I may be amended in future for additions of products by mutual consent of POHL and HORIZON. Upon mutual consent of POHL and HORIZON, such products will become "PRODUCTS" for distribution of which this Agreement shall apply accordingly.

                                      ss.3
                                    Territory

The Territory is the geographical area of the countries listed on SUPPLEMENT II.

                                      ss.4
                                Duties of HORIZON

4.1 HORIZON shall exert best efforts to take advantage of all possibilities to sell the PRODUCTS in the Territory and to maintain a continuous, full-time in-Territory representation.

4.2  HORIZON further agrees

     - to maintain an effective sales organization within the Territory in order to protect the distribution interests of HORIZON and POHL;

     - to always have quantities of the PRODUCTS in stock sufficient to cover three months of foreseeable sales in the Territory subject to PRODUCT being supplied by POHL in accordance with HORIZON'S orders;

     - to report regularly monthly its total stock position, turn-over figures and sample movements as well as all important news on the pharmaceutical market in the Territory, especially with regard to competitive products and the price structure in the Territory and any changes thereof. Monthly reports shall reach POHL by the tenth day of each following month;

     - to make the appropriate advertising and publicity in accordance with ss.9;

     - to employ trained personnel in a sufficient number for the sale and distribution of the PRODUCTS;

     - to buy from POHL minimum quantities of the PRODUCTS as specified in SUPPLEMENT III to this Agreement;

     - to notify POHL in writing prior to making any substantial operational changes in personnel, ownership, legal structure, country of operation and products represented by HORIZON;

     - to sell the PRODUCTS only with the trademark of POHL and/or the business logo and the original packaging and/or presentation of POHL, HORIZON'S trade dress (logo and address) are added;

     - to report to POHL at the beginning of a calendar's quarter - no later than the 3rd day of the calendar's quarter the planned sales figures projected for the PRODUCTS for the next 12 months.

4.3  HORIZON is not entitled to

     - produce or sell - neither directly nor indirectly - products which contain any organic nitrates or any products that are indicated for relief of angina pectoris, with the exception of the under ss.5.1 mentioned products;

     - solicit customers outside the Territory for the PRODUCTS, to establish and/or maintain branch offices and/or storage depots outside the Territory.

                                      ss.5
                         Distribution of Other Products

5.1 At the signature hereof, HORIZON produces or sells the following competitive products containing following active ingredient.

5.2 The list of competitive products under ss.5.1 can only be extended with the prior written consent of POHL which should be applied for before distribution of these products.

5.3 In the event that a generic of a PRODUCT or a pump or spray product containing the active ingredient of a PRODUCT is marked in the Territory by an entity other than HORIZON, the parties shall in good faith agree upon a reduced royalty rate and reduced minimum purchase requirements for such PRODUCT.

                                          [***]-CONFIDENTIAL TREATMENT REQUESTED

                                      ss.6
                    Purchase of PRODUCTS/Obligations of POHL

6.1 HORIZON shall be entitled to purchase the PRODUCTS on the basis of POHL's general terms and conditions of sale applicable from time to time. The terms and conditions of sale of POHL valid at present are attached hereto as SUPPLEMENT IV.

6.2 POHL will, according to its general terms and conditions of sale, exert best efforts to carry out the orders of HORIZON carefully and punctually. In case that POHL is not able to execute an order in time totally or only partially, it will notify HORIZON immediately; and if, as a result of such inability, HORIZON does not meet minimum purchase requirement(s), HORIZON shall not be in breach nor may POHL terminate this Agreement.

6.3 The purchase price for the respective PRODUCTS is the price listed on SUPPLEMENT I.

6.4 POHL and HORIZON may mutually agree in writing to modify the terms and conditions of sale. POHL may increase the price of the PRODUCTS to HORIZON on an annual basis by the costs of raw materials and direct labor with such increases being limited to [***] per annum. Additional price increases caused by extraordinary circumstances will be discussed and mutually agreed upon prior to increase.

6.5 Payment of the deliveries has to be made in net within 30 days after receipt of goods in Deutsche Marks. POHL will invoice all of its deliveries of PRODUCTS as of 01.01.2002 in Euro currency. Payments of the deliveries have to be made as of 01.01.2002 in net within 30 days after receipt of goods in Euro currency. The conversion of Deutsche Marks into Euro shall be made on the basis of the official exchange rate. The parties agree that the currency conversion of Deutsche Marks into Euro will not have any effect on the validity of the Distribution Agreement and not to entitle any party to renegotiate the prices for the PRODUCTS listed in SUPPLEMENT I. Payment of Royalties are done quarterly through wire 45 days after end of each quarter.

6.6 HORIZON fixes its sales price for the PRODUCTS within the Territory at its own discretion. POHL, however, will give a not binding recommendation on the sales price for the PRODUCTS which will be discussed with HORIZON. HORIZON and POHL will take into account that the competitiveness of the PRODUCTS has to be maintained as far as possible. HORIZON undertakes to notify POHL of all changes in prices and in the event of a change to provide POHL with corresponding price lists.

6.7 Any claim of HORIZON concerning POHL's deliveries of PRODUCTS shall be considered by POHL only in the event that such claim reaches POHL by registered mail or telefax with confirmed letter within 30 days calculated from the date of delivery arrival at the first port of the Territory.

6.8 The PRODUCTS, when shipped to HORIZON, shall confirm to the specifications for said PRODUCTS, be free from defects in materials and comply with all applicable laws of and within the Territory including the current Good Manufacturing Practices of the United States Food and Drug Administration.

6.9 If POHL does not have enough raw materials to meet the order requirements of HORIZON and the requirements for other product(s) containing the same raw material, POHL shall apportion such raw material based on the previous 12 months sales of such products.

6.10 HORIZON may order PRODUCTS to be shipped 120 days from such order. POHL shall have no obligation to ship PRODUCTS before the 120 days.

                                      ss.7
                      Registration/German Food and Drug Law


7.1 For the life of this Agreement, POHL grants to HORIZON the right to utilize POHL's product registrations in the Territory in accordance with ss.2. POHL undertakes to maintain the existing product registrations in the Territory. HORIZON agrees to assist POHL in maintaining registrations and registering new products, which are added to this Agreement pursuant to ss.2, in every respect. HORIZON shall in particular give POHL advice concerning the preparation of the set of necessary registration documents as provided for in the laws valid in the Territory at the relevant time, and POHL shall provide the respective documents in English as far as available against receipt and free of charge.

7.2 All respective necessary formalities and steps required by the competent health authorities of the Territory shall be effected by HORIZON in the name and after prior written authorization by POHL.

7.3 If the law of the Territory necessitates the registrations to be in HORIZON's name or as far as the registrations for the individual products in the Territory have been arranged to be in HORIZON's name, then HORIZON hereby agrees irrevocably and unconditionally to surrender such registrations and the rights connected therewith to POHL immediately and unconditionally when the cancellation of this Agreement becomes effective or the Agreement terminates.

7.4 All registration fees of a successfully registered product shall be refunded by POHL to HORIZON against presentation of the approval documents and other evidence.

7.5 HORIZON shall arrange for any necessary translation to/from the language of the Territory. POHL shall reimburse to HORIZON such expenses against evidence.

     HORIZON affirms that it is not entitled to any claims against POHL for compensation or indemnity in case of a fruitless registration attempt other than those for fees for said fruitless registration attempt charged by the competent national health authority of the Territory and hereby renounces to any possible claim against POHL which accepts the renunciation.

7.6 HORIZON is not allowed to use any registration documentation outside the Territory.

7.7 HORIZON further undertakes to comply with German Drug Law which requires also from a distributor abroad that HORIZON reports to POHL any case of actual or suspected side reactions or interactions which become known in connection with POHL's delivered PRODUCTS.


                                      ss.8
                           Scientific Use of PRODUCTS

8.1 In case that the PRODUCTS of POHL are used for scientific studies in the Territory which are or might be intended for publication, it shall be the duty of HORIZON to get in touch and keep close contact with the respective scientists and to effect coordination with POHL particularly in stages of protocol planning and of formulating results prior to actual publication. This duty refers to all such studies regardless of whether PRODUCTS may be involved alone or together with other drugs or placebos or regardless of whether the initiative may have come to the knowledge of HORIZON through the manufacturer and/or a third party.

8.2 HORIZON undertakes not to start, initiate or allow such studies without the prior written authorization of POHL, which shall not be unreasonably withheld and POHL's response to HORIZON'S request for the same shall be given in a timely manner. Any such studies which are or may be already in process, unauthorized or not, shall be reported to POHL immediately when coming known to HORIZON and shall be followed up as specified above.

                                      ss.9
                             Advertisement/Publicity


9.1 POHL agrees to provide to HORIZON prospectuses for the PRODUCTS, respectively drafts hereof, and reports of scientific tests as far as available in respect of the PRODUCTS at no charge to HORIZON.

9.2 HORIZON undertakes to make continuous publicity for the PRODUCTS, in particular by visiting medical specialists, by advertising in medical journals and using pamphlets. For visiting medical specialists, HORIZON shall keep available at all times a sufficient number of qualified full-time representatives. A print proof of all advertising material shall be sent to POHL immediately after completion.

9.3 Any and all expenses of any advertising and/or publicity shall be borne by HORIZON.


                                      ss.10
                          Presentations and Trademarks

10.1 HORIZON shall distribute the PRODUCTS only in the original product outfit and packaging prescribed by POHL. Modifications of the original product outfit and packaging are only allowed for serious reasons and with the prior written consent of POHL. The PRODUCTS, labels, packaging, presentations and product inserts shall have also HORIZON's trademark and logo, which items shall be approved by POHL which approval shall not be unreasonably withheld.

10.2 This Agreement does not confer upon HORIZON and HORIZON will not claim any proprietary interest or other rights in any trademark, trade name, slogan, logo, copyright, design, inventory, product outfit or discovery owned or controlled by POHL. POHL acknowledges that all promotional materials, training materials, studies in connection with the PRODUCTS developed or undertaken for or by HORIZON are sole property of HORIZON. HORIZON acknowledges that all trademarks, trade names and product outfits in connection with the PRODUCTS are sole property of POHL.

10.3 As soon as HORIZON gets knowledge that a presentation or trademark of POHL used for the PRODUCTS is imitated or illegally used by a third person in the Territory or in case of infringement of any industrial or intellectual property right of POHL in the Territory, HORIZON will inform POHL immediately. In such event POHL will either take the necessary steps to prevent such misuse or authorize HORIZON to do the same. HORIZON agrees to cooperate with POHL and to take all necessary steps to protect the industrial or intellectual property rights of POHL at POHL's expense upon a respective written request by POHL.


                                      ss.11
                                     Secrecy

11.1 All data, literature, information and know how in any form, not in the public domain, that is transferred by POHL to HORIZON within the scope of this Agreement will be considered as confidential data. HORIZON undertakes to keep secret all data, literature, information and know how regarding the PRODUCTS, especially concerning their formulations and the know how of the manufacturing techniques. HORIZON is not allowed to make use of any such data, literature, information and know how itself nor to render them available nor to reveal or transfer such data, literature, information and know how to third parties even after the expiration of this Agreement.

11.2 HORIZON has to return all data, literature, information and know how in its possession which was made available to it within the framework of this Agreement to POHL within 30 days after the termination of this Agreement. In case that HORIZON receives such documents from third parties especially from the registration authorities - after the 30-day period, it has to return them to POHL or a person appointed by POHL immediately after receipt of such document.


                                      ss.12
                        Term of the Agreement/Termination

12.1 This Agreement becomes effective on February 1, 20000 and has a term of five (5) years. It will be renewed for an additional five-year period after mutual agreement on new minimum sales which reflect the market situation.

12.2 A termination has to be effected by one contractual party to the other by means of a registered letter/return receipt.

12.3 This Agreement may be terminated for cause. A cause shall be given if:

     a) a petition in bankruptcy or for institution of composition proceedings with respect to one of the contractual parties is filed or if a contractual party is liquidated of if a trustee is appointed, provided that in an involuntary bankruptcy proceeding, such right of termination shall only become effective if the proceeding is not dismissed within 90 days of the filing;

     b) HORIZON does not fulfill the minimum sales quantity requirement of a twelve-month-period as set forth in ss.4.2 unless HORIZON pays the difference between the minimum unit sales and the actual unit sales (difference in units multiplied by invoice price as defined in Supplement l/1), but only in the case that the actual sales are not less than minimum sales minus 30%. However, if HORIZON does not make the minimum sales during the next twelve-month period POHL can terminate the agreement;

     c) a party has not cured a breach of this Agreement within a period of at least 90 days after receiving notice in writing by the other party to cure such breach;

     d) HORIZON comes under direct or indirect influence or control of a competitor of the PRODUCTS of POHL or such competitor gains the right to receive information on the distribution of the PRODUCTS as a result of a contract or an agreement with HORIZON. Provided POHL has given its written approval HORIZON is allowed to take over small competitors and to control them in foreign countries in which POHL does not distribute its PRODUCTS. POHL shall give its decision within 30 days after the receipt of the information.

     e) any other change (direct or indirect) of HORIZON'S shareholders or management occurs, unless POHL has given its consent in writing. The consent may not be withheld if the interests of POHL are not affected.

     f) the PRODUCTS are not approved for distribution, marketing and sale in the Territory by the United States Food and Drug Administration by the date that is 3 (three) months after the effective date of this Agreement. However approval for the 75 dose PRODUCT may be after 3 months after the effective date of this Agreement.

     If a cause is given, POHL may terminate this Agreement either with immediate effect or with any period up to 3 months.

                                      ss.13
                                  Force Majeure

The parties hereto shall not be liable for any damage if the performance of all or parts of this Agreement is hindered or prevented by causes beyond the performing party's control and without its fault or negligence, including but not limited to acts of God or of public enemy, nuclear incidents, acts, laws, orders or regulations of any government or department or agency thereof acting in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, work stoppages, slowdowns or other job actions, freight embargoes, shortages of fuel or other items, delays in transportation, boycotts, unusually severe weather and riots, insurrections, revolutions, wars or other civil or military disturbances.


                                      ss.14
                              Written Requirements

14.1 This Agreement sets forth in writing all agreements and understandings between POHL and HORIZON except for the Confidentiality Agreement between the parties. Verbal agreements do not exist. All previous agreements or arrangements (if any) between the parties, written or oral, relating to the subject matter hereof are hereby cancelled and superseded, except for the Confidentiality Agreement between the parties.

14.2 Modifications and changes of this Agreement, including this clause, require a written form.

14.3 As for the rest POHL's general terms and conditions of trade for export (SUPPLEMENT IV) are applicable insofar as other terms have not been specific stipulated by the two parties in this Agreement.

                                      ss.15
                                     Notices


All notices will be deemed to have been given when posted by certified or registered mail, return receipt, courier express or when receipt of a facsimile or telex has been acknowledged to the following address:

         If to POHL:                G. Pohl-Boskamp GmbH & Co.
                                    Kieler Strasse 11
                                    D-25551 Hohenlockstedt
                                    Federal Republic of Germany

                                    Facsimile:  ++49 (4826) 59-161

         If to Horizon:             HORIZON Pharmaceutical Corporation
                                    660 Hembree Parkway, Suite 106
                                    Roswell, GA 30076
                                    USA

                                    Facsimile:  (770) 442-9594

If notice is personally delivered, the individual accepting such notice, if requested, will sign a duplicate of the notice to evidence receipt thereof.


                                      ss.16
                               Partial Invalidity

Should any of the provisions of this Agreement be or become invalid, this shall not prejudice the validity of the remaining provisions of this Agreement. The same shall apply if it turns out that this Agreement contains any gap in its regulations. Any such invalid provision shall be replaced or a gap in the regulation shall be filled by a provision which legally and economically comes closest to the desired purpose and intent of the invalid provision or fills the gap in a way in which the parties would have filled it if they had been aware of the gap. The parties to this Agreement undertake to agree on a relevant amendment or adaptation of this Agreement.

                                      ss.17
                           Applicable Law/Jurisdiction

17.1 This Agreement is construed in accordance with and shall exclusively be governed by the laws of the Federal Republic of Germany.

17.2 All disputes arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of the courts of Hamburg, Federal Republic of Germany.



Date/Place                              Date/Place

Hohenlockstedt, July 22, 1999           Roswell, Georgia - July 22, 1999

----------------------------------      ----------------------------------------
G. Pohl-Boskamp GmbH& Co.               HORIZON Pharmaceutical Corp.


----------------------------------      ----------------------------------------
N. Klapszus         G. Brinkmeier,      Mahendra G. Shah
Vice President -    Director -          Chariman of the Board
Legal Affairs       Marketing
and Business        International
Management

                                          [***]-CONFIDENTIAL TREATMENT REQUESTED
                                                                   July 22, 1999
                                                                   GB/Mu

SUPPLEMENT I/1

to the

DISTRIBUTION AGREEMENT dated 22/07/1999
---------------------------------------

between
                                    G. Pohl-Boskamp GmbH & Co.
                                    Kieler Strasse 11
                                    D-25551 Hohenlockstedt
                                    Federal Republic of Germany
                                    represented by Mrs. Marianne Boskamp,
                                    General Manager of the Company

and
                                    HORIZON Pharmaceutical Corporation
                                    660 Hembree Parkway, Suite 106
                                    Roswell, GA 30076/USA
                                    represented by Dr. Mahendra Shah,
                                    Chairman of the Board

Definition of the PRODUCT/s and its PRICE/s

                                        Invoice Price      Terms of Delivery
                                        -------------      -----------------

a) NITROLINGUAL Pumpspray, 200 doses    DM [***]           C I F MIAMI, Florida
b) NITROLINGUAL Pumpspray, 75 doses     DM [***]           C I F MIAMI, Florida
                                                           Launch after approval

Units exceeding quantities ex factory as specified below
up to 30%           a) 200's            DM [***]           C I F MIAMI, Florida
                    b) 75's             DM [***]           C I F MIAMI, Florida

Units exceeding quantities ex factory as specified below
by more than 30%    a) 200's            DM [***]           C I F MIAMI, Florida
                    b) 75's             DM [***]           C I F MIAMI, Florida

plus [***] royalties on net sales (amount net of returns, rebates and chargebacks) realized by HORIZON by selling the PRODUCTS in the Territory. HORIZON shall render quarterly to POHL a report of the monthly sales. This

                                          [***]-CONFIDENTIAL TREATMENT REQUESTED


report shall contain the whole quantity of sales units, the gross turnover, the discounts, the net turnover and the royalties resulting hereof. The sales to Puerto Rico and the Caribbean Islands shall be separately specified in the reports.

Minimum Quantifies ex factory in packts/200's - 75's:
-----------------------------------------------------

1st year:                                   [***] units

2nd year:                                   [***] units

3rd year:                                   [***] units

4th year:                                   [***] units

5th year:                                   [***] units





For and on behalf of                         For and on behalf of

G. POHL-BOSKAMP GmbH& Co.                    HORIZON Pharmaceutical Corp.



---------------------------------            ----------------------------------
N. Klapszus         G. Brinkmeier,           Mahendra G. Shah
Vice President -    Director -               Chairman of the Board
Legal Affairs and   Marketing International
Business Management


Hohenlockstedt, July 22, 1999                Roswell, Georgia - July 22, 1999
GB/Mu

                                                                   July 22, 1999
                                                                           GB/Mu

SUPPLEMENT II/1

to the
DISTRIBUTION AGREEMENT dated 22/07/1999
---------------------------------------

between
                    G. Pohl-Boskamp GmbH & Co.
                    Kieler Strasse 11
                    D-25551 Hohenlockstedt
                    Federal Republic of Germany
                    represented by Mrs. Marianne Boskamp, General Manager of the Company

and
                    HORIZON Pharmaceutical Corporation
                    660 Hembree Parkway, Suite 106
                    Roswell, GA 30076/USA
                    represented by Dr. Mahendra Shah,
                    Chairman of the Board

Definition of HORIZON'S Territory:
----------------------------------

The Territory is the geographical area of

               U S A
               Puerto Rico,
               Caribbean islands

and

For and on behalf of                         For and on behalf of

G. POHL-BOSKAMP GmbH& Co.                    HORIZON Pharmaceutical Corp.



---------------------------------            ----------------------------------
N. Klapszus         G. Brinkmeier,           Mahendra G. Shah
Vice President -    Director -               Chairman of the Board
Legal Affairs and   Marketing International
Business Management


Hohenlockstedt, July 22, 1999                Roswell, Georgia - July 22, 1999
GB/Mu

                                          [***]-CONFIDENTIAL TREATMENT REQUESTED


SUPPLEMENT III/1

to the
DISTRIBUTION AGREEMENT dated 22/07/1999
---------------------------------------

between
                  G. Pohl-Boskamp GmbH & Co.
                  Kieler Strasse 11
                  D-25551 Hohenlockstedt
                  Federal Republic of Germany
                  represented by Mrs. Marianne Boskamp, General Manager of the Company

and
                  HORIZON Pharmaceutical Corporation
                  660 Hembree Parkway, Suite 106
                  Roswell, GA 30076/USA
                  represented by Dr. Mahendra Shah,
                  Chairman of the Board

Definition of the PRODUCT and their minimum sales in the Territory, during a 5 year's period after launch

                                         Minimum Sales in packs
                                         in the Territory:
                                         -----------------

PRODUCT/S
NITROLINGUAL Pumpspray, 200 doses/75 doses

1st year:               [***] units

2nd year:               [***] units

3rd year:               [***] units

4th year:               [***] units

5th year:               [***] units



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For and on behalf of                         For and on behalf of

G. POHL-BOSKAMP GmbH& Co.                    HORIZON Pharmaceutical Corp.



---------------------------------            ----------------------------------
N. Klapszus         G. Brinkmeier,           Mahendra G. Shah
Vice President -    Director -               Chairman of the Board
Legal Affairs and   Marketing International
Business Management


Hohenlockstedt, July 22, 1999                Roswell, Georgia - July 22, 1999
GB/Mu


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




SUPPLEMENT IV

General Terms and Conditions of Trade (Foreign)
G. Pohl-Boskamp GmbH & Co. (Seller)

1.   Validity

     All our agreements and offers are subject to the following Conditions, which are accepted as soon as an order is placed, a delivery accepted, or a payment made, and shall also apply to any future orders placed with us. Deviations from our General Terms and Conditions of Trade and price lists, in particular any conditions used by Buyer, shall only apply if confirmed by us in writing. They shall not bind us even if they have not been explicitly rejected.

2.   Orders

     Any orders placed shall be binding on Buyer, but shall bind us only when they are accepted by us in writing, or when goods are handed over, or when the goods and the invoice are dispatched.

3.   Delivery Times

     Any delivery date quoted shall be approximate and non-binding. We shall be entitled to make part deliveries and submit partial invoices. Execution of orders on schedule is subject to our ability to deliver. Any circumstances which impair the delivery or distribution of our products as set down in the contract or which appear to jeopardize payment shall exempt us from our supply commitment and shall entitle us to cancel the agreed order, to the exclusion of further liability, wherever delivery has not yet been made.

4.   Prices

     The prices charged shall be those applicable on the day of delivery.

5.   Payment and Default

     Any obligations to pay shall be deemed to have been met only when we can finally dispose of the proceeds of our claim. The amount shall be due as agreed on, see ss. 6,5. Any delay in payment - in particular where credit has been granted - shall be subject to default interest at a rate max. 4% above the then current discount rate of the German Bundesbank, not excluding further claims. Any delay in payment shall entitle us to withdraw from any manufacturing or supply commitments not yet performed. In the event that Buyer is in default with payment of an invoice amount, all other invoices still outstanding shall be due and payable with immediate effect. Cheques are only accepted "due payment provided".

6.   Defences.

     Buyer shall have no right of set-off or right of retention in respect of any counterclaims which have not been recognized by us or by the courts.

7.   Passing of Risk.

     The risk of accidental loss, deterioration or similar obstacles to performance shall pass to Buyer upon the goods leaving the factory. Where shipment of any merchandise ready for dispatch is delayed for reasons for which we are not answerable, the risk shall pass upon receipt of an advice of dispatch.


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8.   Warranty.

     Complaints of whatever kind regarding deliveries and invoices shall only be considered if forwarded to us at once in writing - in the case of obvious defects, no later than 7 days after receipt, in the case of non-obvious defects, as soon as they are detected. In the case of justified complaints we shall, within a reasonable term, deliver merchandise free of defects to replace any goods subject to complaint, or shall reimburse the value of the goods. Buyer may assert no further claims. Any returns made without our prior written consent shall be neither reimbursed nor sent back or stored; we shall have the right to refuse acceptance.

9.   Compensation

     Compensation based on impossibility of performance, default, positive breach of an obligation, culpa in contrahendo or tort shall be excluded unless such claims are based on intent or gross negligence on our part. In this case, Buyer shall have a right to cancel the agreed order, to the exclusion of all other claims.

10.  Retention of Title, Assignment of Claims

     We shall retain title to the merchandise, incl. a rebate in kind, pending payment in full of all, incl. future claims of our company against Buyer from the business relationship. Buyer may dispose of the merchandise in the normal course of business, but shall neither pledge nor assign the goods as security. Any attachments made at the instance of third parties against Buyer from the resale of the goods are assigned to us herewith by way of security. In the event that the goods are sold by Buyer together with other merchandise not belonging to us, the assignment of the claim to the purchase price shall be limited to the amount of the proceeds for our goods from the resale. We undertake to release any security that exceeds the value of the claims to be secured by more than 25%. Subject to revocation, Buyer is empowered to collect the claims from the resale. Upon demand, Buyer shall inform us of the debtors behind the assigned claims and shall notify them of the assignment.

11.  Place of Performance

     Place of performance for all contractual obligations, incl. warranty, shall be the seat of our company.

12.  Jurisdiction, Applicable Law

     Any disputes arising from the business relationship shall be subject to the law of the Federal Republic of Germany, to the exclusion of the unitary laws on the international sale of goods and on the formation of sales contracts for the international sale of goods. Place of jurisdiction shall be Hamburg.

13.  Final Provisions

     Should any provision be invalid, this shall not affect the validity of the remaining provisions. The invalid provision shall be reinterpreted to make a valid provision in such a way as to achieve the economic intent of the invalid provision.



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